Exhibit 15.3

[Letter Head of Maples and Calder (Hong Kong) LLP]

Our ref	YCU/658302-000001/26588459v1
Direct tel	+852 3690 7529
Email	charmaine.chow@maples.com

TAL Education Group
5/F, Tower B, Heying Center
Xiaoying West Street, Haidian District
Beijing 100085
People’s Republic of China

31 May 2023

Dear Sirs

TAL Education Group

We consent to the reference to our firm under the heading “Item 4. Information on the Company-Organizational Structure” in the annual report on Form 20-F for the fiscal year ended February 28, 2023, which will be filed by TAL Education Group in May 2023 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference of our opinions under this heading into the Company’s Registration Statements No. 333-172178 and 333-249518 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 28, 2023.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP